Exhibit 10.1
SEPARATION AND RELEASE AGREEMENT

This SEPARATION AND RELEASE AGREEMENT (“Separation Agreement”) is made and entered into by and between Julie M. Loosbrock (“Loosbrock”) and Deluxe Corporation (“Deluxe”).
WHEREAS, Loosbrock has been employed by Deluxe since August 21, 2000, most recently as Deluxe’s Senior Vice President, Human Resources;
WHEREAS, Loosbrock and Deluxe entered into a Severance Agreement dated September 3, 2008 (the “Severance Agreement”);
WHEREAS, Loosbrock and Deluxe entered into a Retention Agreement dated May 8, 2018 (the “Retention Agreement”);
WHEREAS, Loosbrock’s employment with Deluxe will terminate effective as of the close of business on April 30, 2019 (the “Separation Date”);
WHEREAS, Loosbrock’s age and length of employment with Deluxe as of the Separation Date do not qualify her as a “Qualified Retiree,” as defined under the terms of Deluxe’s Retirement Guidelines (“Qualified Retiree Status”);
WHEREAS, Loosbrock and Deluxe wish to fully and finally settle all issues, differences, and claims, whether potential or actual, between Loosbrock and Deluxe, including, but not limited to, any claims that might arise out of Loosbrock’s employment with Deluxe or the termination of Loosbrock’s employment with Deluxe;
WHERAS, based on the foregoing, Deluxe and Loosbrock desire to enter into this Separation Agreement to effect the termination of Loosbrock’s employment with Deluxe on the terms and conditions set forth herein.
NOW, THEREFORE, the parties agree as follows:
1.Separation. Except as provided in this Separation Agreement, all benefits and privileges of Loosbrock’s employment with Deluxe will end as close of business on the Separation Date.

2.Consideration by Loosbrock. As consideration for Deluxe’s promises and obligations under this Separation Agreement, Loosbrock agrees to the following:

a.	First Release of Claims. Loosbrock will sign this Separation Agreement containing the release of claims in Section 4.

b.	Second Release of Claims. On or within 21 days of the Separation Date, Loosbrock will sign a second release in the form attached to this Separation Agreement as Exhibit A (the “Second Release”).

c.
Confidentiality, Non-Solicitation, and Non-Competition. Loosbrock will agree and adhere to the confidentiality, non-solicitation, and non-competition covenants in Section 9 as material terms of this Separation Agreement.

d.
Ineligibility for New Day Grant. Loosbrock will be ineligible for any special grants or awards provided to Deluxe employees or officers through the Separation Date, other than those specifically referenced herein, including but not limited to a “New Day Grant” as may be implemented by Deluxe.

3.Consideration by Deluxe. As consideration for Loosbrock’s promises and obligations under this Separation Agreement, and pursuant to the terms of the Severance Agreement and the Retention Agreement (with respect to paragraphs a through e below), Deluxe will provide Loosbrock with the following benefits to which Loosbrock is not otherwise entitled, provided Loosbrock signs and does not revoke or rescind this Separation Agreement, as described in Section 6, and does not revoke or rescind the Second Release.

a.Severance. Deluxe will pay Loosbrock an amount equal to twelve (12) months of her base salary as of the Separation Date, less applicable deductions and withholdings, to be paid in accordance with Deluxe’s regular payroll schedule, beginning on the first regular pay date following the end of the 15-day rescission period of the Second Release.

b.Additional Payments. For a period of six (6) months commencing on the first anniversary of the initial payment in Section 2 a., Deluxe will pay Loosbrock each month an amount equal to the amount, if any, that Loosbrock’s base salary or self-employment income as of the Separation Date exceeds her monthly employment compensation during that month. Deluxe will pay Loosbrock each of the six (6) such monthly payments within thirty (30) days of Loosbrock providing Deluxe with documentation of her employment or self-employment income for the month or a written statement that she was not employed and did-not earn any self-employment income during that month.

c.Outplacement. Deluxe will pay for Loosbrock-level outplacement counseling and support services for Loosbrock, in an amount up to $25,000 to be provided through Loosbrock’s choice of providers for such services, beginning after the end of the 15-day rescission period of the Second Release.

d.One-Time Payment. Deluxe will pay Loosbrock a one-time lump sum payment of Thirteen Thousand Dollars ($13,000), to be paid within thirty (30) days of the end of the 15-day rescission period of the Second Release.

e.Retention Bonus. Deluxe will pay Loosbrock a one-time lump sum amount equal to eighteen (18) months of her base salary, to be paid within fifteen (15) days of the end of the 15-day rescission period of the Second Release.

f.Transition Services. Loosbrock will be provided the opportunity to provide transition services from March 11, 2019 through the Separation Date (the “Transition Period.”) During the Transition Period, Loosbrock will not work in Deluxe’s office, perform her regular duties as Deluxe’s Senior Vice President of Human Resources, enter into any agreements on behalf of Deluxe, or act as a member of Deluxe’s Loosbrock Leadership Team. During the Transition

Period, Loosbrock agrees to be available as reasonably requested by Deluxe to provide information and to perform projects as reasonably requested by Deluxe.

g.Pension and Deferred Compensation Payments. To the extent applicable, upon the Separation Date, Loosbrock will be eligible for benefits under Deluxe’s pension and deferred compensation plans according to the terms of such plans.

h.Qualified Retiree Status For Equity and Incentive Awards. For purposes of the following equity and incentive awards, and only for these purposes, Loosbrock will be deemed to have attained Qualified Retiree Status effective as of the Separation Date, thus converting her Separation Date to the date of her retirement (the “Retirement Date”) for these purposes and with respect to Deluxe’s applicable retirement policies. As a result of her Qualified Retiree Status only with respect to such equity awards, Loosbrock will receive the following from Deluxe:

i.
2019 AIP Award. Subject to the achievement of applicable goals, Deluxe will pay Loosbrock the pro-rated cash value, based on the Retirement Date, of her 2019 AIP award, such payment being made in 2020 on or about the date on which Deluxe otherwise makes such payments.

ii.	Accelerated Stock Vesting. All of Loosbrock’s outstanding unvested restricted stock and restricted stock units will vest as of the Retirement Date.

iii.
Accelerated Stock Option Vesting and Extended Exercise Period. All of Loosbrock’s outstanding unvested stock options (the “Options”) will vest as of the Retirement Date and Loosbrock will have until the later of (i) the original option expiration date or (ii) three (3) years from the Retirement Date to exercise the Options.

iv.
Performance Share Units. Loosbrock will receive pro-rated amounts of the performance share units granted to her in 2017 (the “2017 PSU Grant”), to be paid out on the date in 2020 that the 2017 PSU Grant, if any, would be paid out if had Loosbrock remained employed though such payment date in 2020, and Loosbrock will receive pro-rated amounts of the performance share units granted to her in 2018 (the “2018 PSU Grant”), on the date in 2021 that the 2018 PSU Grant, if any, would be paid out if had Loosbrock remained employed though such payment date in 2021. For purposes hereof, the award (or similar) agreements pursuant to which Deluxe granted Loosbrock restricted shares, restricted stock units, stock options or performance share units shall be collectively referred to herein as “Award Agreements.”

4.Release of Claims. As an inducement to Deluxe to enter into this Separation Agreement and in exchange for the consideration provided for in this Separation Agreement, Loosbrock hereby settles any and all claims that she has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of

Loosbrock, Loosbrock’s employment with Deluxe, the cessation of Loosbrock’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Separation Agreement.

For the consideration expressed herein, Loosbrock, on behalf of herself and her heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Loosbrock has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Separation Agreement. Loosbrock’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Minnesota Human Rights Act; the Women’s Economic Security Act; the Minnesota Equal Pay for Equal Work Law, Minn. Stat. §§ 181.66-181.71; Minn. § 181.81; Minn. Stat. § 176.82; Minn. Stat. §§ 181.931, 181.932, 181.935; Minn. Stat. §§ 181.940-181.944; Minn. Stat. §§ 181.950-181.957; Minn. Stat. §§ 181.961-181.966, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Separation Agreement.
Loosbrock also agrees and understands that she is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Separation Agreement purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Separation Agreement; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Separation Agreement prevents Loosbrock from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Loosbrock agrees and understands that the Separation Agreement waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Release of Claims does not prohibit Loosbrock from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Separation Agreement requires Loosbrock to seek prior authorization of Deluxe to make any such reports or disclosures and Loosbrock does not need and is not required to notify Deluxe that she has made any such reports or disclosures. This Separation

Agreement is not intended to and does not restrict Loosbrock from seeking or obtaining an SEC whistleblower award.
Finally, Loosbrock understands that under the U.S. Defend Trade Secrets Act of 2016, she will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Loosbrock hereby represents that she is not aware of any violation of law as outlined in this Section.
5.Consideration Period and Advice to Consult with Counsel. Loosbrock is hereby informed that the terms of this Separation Agreement shall be open for acceptance and execution by Loosbrock for a period of twenty-one (21) days from Loosbrock’s date of receipt, during which time Loosbrock may consult with an attorney and consider whether to accept this Separation Agreement. Changes to this Separation Agreement, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages Loosbrock to consult with an attorney of her choice. To receive the consideration provided for in this Separation Agreement, Loosbrock must return a signed and dated original copy of this Separation Agreement to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126.

6.Right to Revoke and Rescind. Loosbrock is hereby informed of her right to revoke this Separation Agreement as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq. by written notice to Deluxe within seven (7) calendar days following Loosbrock’s execution of this Separation Agreement. Loosbrock is also informed of her right to rescind her release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of Loosbrock’s intent to do so within fifteen (15) calendar days following her signing of this Separation Agreement. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 5.

If Loosbrock exercises her right to revoke or rescind her release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify this Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Loosbrock has revoked or rescinded. Loosbrock agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under this Separation Agreement.

7.Confidentiality of this Separation Agreement. Loosbrock, on behalf of herself and her heirs, successors, representatives and assigns, and her legal counsel agree not to disclose (in whole or in part) the existence of this Separation Agreement or any of the terms or provisions hereof. Further, Loosbrock, on behalf of herself and her heirs, successors, representatives and assigns, and her legal counsel hereby agree not to characterize any of the terms or provisions of this Separation Agreement or disclose any of the negotiations leading to the making of this Separation Agreement, to any other person or entity, other than Loosbrock’s attorneys, accountants, or tax advisors. Notwithstanding this Section, nothing in this Separation Agreement prevents Loosbrock from participating in any investigation or proceeding conducted by the EEOC, NLRB, SEC or comparable state or local agency.

8.Continuation of Benefits. Beginning on the Retirement Date, provided Loosbrock qualifies for COBRA continuation coverage, Loosbrock may elect to continue medical and dental insurance benefits under COBRA at Loosbrock’s own expense by paying the premium for such coverage. If Loosbrock does not elect or is not eligible for COBRA continuation coverage, Loosbrock’s group health plan coverage will cease as of the Retirement Date. Except as provided in this Separation Agreement, Loosbrock will cease to be and will cease to be treated as an employee of Deluxe for all purposes under all employee retirement and welfare benefit plans and all other plans, programs, policies and arrangements maintained for employees of Deluxe as of the Retirement Date.

9.Confidentiality, Non-Solicitation, and Non-Competition.

a.
Non-Disclosure. At all times during Loosbrock’s employment with Deluxe and thereafter, Loosbrock will hold in the strictest confidence and will not disclose, use, lecture upon or publish any of Deluxe’s Confidential Information, except as such disclosure, use or publication may be required in connection with Loosbrock’s work for Deluxe, or unless Deluxe expressly authorizes such disclosure in writing. Loosbrock hereby assigns to Deluxe any and all rights, title and interest Loosbrock may have or acquire in the Confidential Information and recognizes that all of the Confidential Information is and shall be the sole property of Deluxe and its successors and assigns. As used in this Separation Agreement, “Confidential Information” means information that was developed, created, or discovered by or on behalf of Deluxe or any of its Affiliates, or which became or will become known by, or was or is conveyed to Deluxe, which has commercial value in Deluxe’s business and which Deluxe regards as confidential. “Confidential Information” includes, but is not limited to, customer and mailing lists, costs and pricing information, employee data and any information related to any employees’ employment with or departure from Deluxe, financial data, business plans, sales and marketing plans, business acquisition or divestiture plans, research and development activities relating to existing commercial activities and new products, services and offerings under active consideration, software programs, and trade secrets which Loosbrock may have acquired during the course of her employment with Deluxe or its Affiliates or which is received in confidence by or for Deluxe from any other person. As used in this Separation Agreement, the term “Affiliate” means a company which is directly, or indirectly through one or more intermediaries, controlled by or under com. mon control with another company by Deluxe where control shall mean the right, either directly or indirectly, to elect the majority of the direction thereof without the consent or acquiescence of any third party. The foregoing obligation shall not apply to (i) any information which was known to Loosbrock prior to the disclosure to her by Deluxe or any of its Affiliates; (ii) any information which was in the public domain prior to its disclosure to Loosbrock; (iii) any information which comes into the public domain through no fault of Loosbrock; (iv) any information which Loosbrock is required to disclose by a court or similar authority or under subpoena, provided that Loosbrock provides Deluxe with notice thereof and assists, at Deluxe’s or its Affiliate’s sole expense, any reasonable endeavor of Deluxe or any of its Affiliates by appropriate means to obtain a protective order limiting the disclosure of such information; and (v) any information which is disclosed to Loosbrock by a third party which has a legal right to make such disclosure.

i.
Limitation. Notwithstanding this Section, nothing in this Separation Agreement prevents Loosbrock from participating in any investigation or proceeding conducted by the EEOC, NLRB, SEC or comparable state or local agency.

b. Non-Competition. In consideration of Loosbrock’s employment by Deluxe, Loosbrock agrees that, during the period commencing on the Retirement Date and ending on the date that is one (1) year after the Retirement Date, Loosbrock shall not, directly or indirectly, and in any manner or capacity (e.g., as an advisor, principal, agent, partner, officer, director, investor, shareholder, employee, member of any association or otherwise), engage in any business activities that are competitive with the business conducted by Deluxe or any Affiliate on or prior to the Retirement Date. Notwithstanding the foregoing, Loosbrock may accept employment with a large, diversified employer whose business enterprises include, but are not limited to, business activities competitive with the business conducted by Deluxe provided that, prior to Loosbrock’s acceptance of such employment, Deluxe shall receive separate written assurances satisfactory to it from Loosbrock and from such employer that Loosbrock will not be engaged in, exercise authority over, or render services to any portion of that diversified business that is engaged in activities competitive with the business of Deluxe.
(i) Geographical Extent or Covenant. Loosbrock acknowledges that Deluxe directly, or indirectly through its Affiliates, currently is engaged in business throughout the United States of America, including each county and state thereof. Consequently, Loosbrock agrees that her obligations under this Section 9 shall apply in any market in the United States of America in which: (a) Deluxe or, as applicable, a Deluxe Affiliate(s), operates during her employment with Deluxe and the one-year period after the Retirement Date; and (b) Deluxe or, as applicable, a Deluxe Affiliate(s), has plans to enter as of the Retirement Date.

(i)
Limitation on Covenant. Ownership by Loosbrock, as a passive investment, of less than one percent (1%) of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 9.

c. Non-Solicitation and Non-Hire. Loosbrock agrees that, for a period of one (1) year after the Retirement Date, Loosbrock shall not, except with the prior written consent of Deluxe: (a) hire or attempt to hire for employment any person who is employed by Deluxe or a Deluxe Affiliate, or attempt to influence any such person to terminate employment with Deluxe or any of its Affiliates; (b) induce or attempt to induce any employee of Deluxe or any Affiliate to work for, render services to, provide advice to, or supply Confidential Information of Deluxe or any Deluxe Affiliate to any third person, firm or corporation; or (c) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of Deluxe or any Deluxe Affiliate to cease doing business with Deluxe or such Deluxe Affiliate, or in any way interfere with the relationship between any such customer, supplier, licensee, licensor or other business relation and Deluxe or any Deluxe Affiliate. Nothing herein shall prohibit Loosbrock from engaging in general advertising for personnel that is not specifically targeting any employee or other personnel of Deluxe, or from hiring any such employee or other personnel responding to such general advertising.

The foregoing limitations shall not apply with respect to: (i) any former employee of Deluxe whose employment terminated at least six months prior to the Retirement Date.
10.Claims Warranties. Loosbrock represents and warrants that she is not aware of any facts that would establish, tend to establish or in any way support an allegation that any of the Released Parties has engaged in conduct that Loosbrock believes could violate (1) any provision of federal law relating to fraud, including, but not limited to, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and/or any state or local counterpart; (2) any rule or regulation of the SEC; (3) the federal False Claims Act and/or any state or local or municipal qui tam counterpart (which prohibit the presentation by Deluxe or any affiliate of false claims and statements or the creation of false records or statements in order to obtain payment of federal, state, county or municipal funds, or to avoid refunds of such government funds); and (4) any other federal, state or local law.

11.Representations and Warranties Regarding the FMLA and FLSA. Loosbrock represents and warrants that she is not aware of any facts or circumstances that might justify a claim against the Released Parties for any violation of the Family and Medical Leave Act (“FMLA”) or the Fair Labor Standards Act (“FLSA”) or comparable state statutes. Loosbrock further represents and warrants that she has received any and all wages and/or commissions for work performed and any and all FMLA leave to which Loosbrock may have been entitled.

12.Non-Disparagement. Except in the context of a proceeding with the EEOC, NLRB, SEC or other comparable state or local government agency; in compelled sworn testimony; or as otherwise may be required by law, Loosbrock agrees that she will not disparage or defame Deluxe, any of Deluxe’s current or former employees, directors, officers, agents, or contractors, or Deluxe’s management or services. Deluxe agrees to instruct the members of its Executive Leadership Team, Board of Directors and the Vice Presidents in the Human Resources Department as of the Retirement Date not to disparage or defame Loosbrock, subject to an exception for communications with any federal, state or local government or administrative agency; in connection with communications undertaken for a legitimate legal reason; or otherwise as required by law.

13.Cooperation. Loosbrock agrees to cooperate with Deluxe with respect to any claims or lawsuits brought or threatened to be brought against the Released Parties, which relate to or involve Loosbrock’s employment with Deluxe or any transactions, decisions, or actions of Deluxe in which Loosbrock was involved or had knowledge of while a Deluxe employee (the “Covered Subjects”). As part of Loosbrock’s agreement to cooperate, Loosbrock agrees to be available upon reasonable notice at mutually-agreeable times to discuss with Deluxe and its counsel issues related to litigation or potential litigation exposure with respect to the Covered Subjects. Loosbrock also agrees to appear without subpoena for deposition or testimony at the request of Deluxe in connection with claims or lawsuits relating to Covered Subjects. Deluxe will reimburse Loosbrock for all reasonable and customary expenses she incurs while cooperating with Deluxe pursuant to this Section 13, in accordance with Deluxe’s regular expense reimbursement practices.

14.Return of Information and Property. Loosbrock affirms that all originals and all copies of Deluxe’s records, correspondence and documents, and all other property and assets of Deluxe, created or obtained by Loosbrock as a result of or in the course of or in connection with her employment with Deluxe which are in her possession or control, whether confidential or not, including, but not limited to, any notes, diaries, computer files or other documents containing information regarding Loosbrock’s experiences or knowledge of Deluxe business or employee matters, have been returned to Deluxe prior to the Retirement Date.

15.Passwords and Password-Protected Documents. Loosbrock agrees that, prior to the Retirement Date, she will deliver to Deluxe all passwords in use by Loosbrock at the time of her termination, a list of any documents that Loosbrock has created or of which Loosbrock is otherwise aware are password-protected, and the password(s) necessary to access such password-protected documents.

16.Non-Assignability. Loosbrock understands and agrees that this Separation Agreement is personal to her. The duties, rights, and obligations set forth herein may not be delegated or assigned by Loosbrock to any other person without prior written consent of Deluxe. Deluxe’s rights and obligations hereunder may be assigned to any successor following a sale of Deluxe or of Deluxe’s assets, or any other transaction involving a change in control.

17.Governing Law; Severability. This Separation Agreement shall be governed by the laws of the State of Minnesota without regard to the choice of law provisions of any jurisdiction. If any part of this Separation Agreement is construed to be invalid and/or unenforceable, such part shall be modified to achieve the objective of the parties to the fullest extent permitted and the balance of this Separation Agreement shall remain in full force and effect. The language of all parts of this Separation Agreement shall be construed as a whole, according to its fair meaning, and not strictly for or against any of the parties.

18.Choice of Venue. The parties agree that any and all legal actions or proceedings brought to interpret or enforce this Separation Agreement or in any other way arising out of or in relation to this Separation Agreement shall be brought exclusively in the state or federal courts of the State of Minnesota and hereby consent to the jurisdiction of such courts for any such action and further waive any objection to the convenience of the forum or venue.

19.Entire Agreement. This Separation Agreement, the documents referenced herein or attached hereto, and the Award Agreements entered into between Loosbrock and Deluxe contain the entire agreement between Loosbrock and Deluxe with respect to Loosbrock’s employment and separation from employment and there are no promises or understandings outside of this Separation Agreement and the documents referenced herein with respect to Loosbrock’s employment or separation from employment with Deluxe. Any modification of or addition to this Separation Agreement must be in a writing signed by Loosbrock and an appropriate representative of Deluxe.

20.Waiver. The waiver by either party of a breach by the other party of any provision of this Separation Agreement shall not operate or be construed as a waiver of any subsequent breach.

21.Section 409A Compliance. The right to a series of payments under this Separation Agreement will be treated as a right to a series of separate payments. Each payment under this Separation Agreement that is made within 2-1/2 months following the end of the year that contains the Retirement Date is intended to be exempt from Section 409A of the Internal Revenue Code (“Section 409A”) as a short-term deferral within the meaning of the final regulations under Section 409A. Each payment under this Separation Agreement that is made later than 2-1/2 months following the end of the year that contains the Retirement Date is intended to be exempt from Section 409A under the two-times exception of Treasury Reg. § 1.409A-1(b)(9)(iii), up to the limitation on the availability of that exception specified in the regulation. If the timing of any payment subject to Section 409A could occur in one or more tax years depending on Loosbrock’s employment-related actions, such as the signing of a release, then such payment will be made as soon as possible in the later tax year.

22.Enforcement. The remedies below are in addition to any other rights and remedies that Deluxe may have at law or in equity.

a.    Injunctive Relief and Other Damages. Loosbrock acknowledges and agrees that her continuing obligations under Section 9 of this Separation Agreement are reasonable and necessary in order to protect and maintain the legitimate business interests of Deluxe, and that their enforcement would not prevent her from earning a livelihood. Loosbrock recognizes that her of breach of Sections 6, 8, 9,11, 12, 13, or 14 of this Separation Agreement, would result in irreparable injury to Deluxe, that in the event of their breach, Deluxe’s remedy at law for damages will be inadequate, and that Deluxe shall be entitled to seek an injunction to restrain the continuing breach by Loosbrock, Loosbrock’s partners, agents, servants, or employees, or any other persons or entities acting for or with Loosbrock as provided by law and/or equity. Deluxe may further be entitled to damages in connection with the enforcement of this Separation Agreement as provided by law and/or equity, and including the recovery of any profits and revenues obtained by Loosbrock while engaging in violations of her post-employment restrictions under Sections 6, 8, 9, 11, 12, 13, or 14 of this Separation Agreement. Loosbrock agrees that if she violates the terms of this Separation Agreement, she will reimburse the Released Parties for any attorneys’ fees, costs, or other damages arising from her breach, other than Loosbrock challenging her waiver of claims under the Age Discrimination in Employment Act.
b.    Liquidated Damages. In addition to, and without limiting, Deluxe’s right to other damages, if Loosbrock violates Sections 7, 9, or 12 of this

Separation Agreement or the confidentiality provisions of the Prior Agreements, Deluxe will be entitled to liquidated damages in the amount of Ten Thousand dollars ($10,000) per occurrence and Deluxe’s attorney’s fees and costs in enforcing this Section. In any claim under this Section, both parties waive their right to a jury trial.
23.Counterparts and Electronic Signatures. This Separation Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and the counterparts together shall constitute one and the same agreement. A copied, scanned, or faxed signature shall be treated the same as an original.

24.Loosbrock Representation. LOOSBROCK AFFIRMS THAT SHE HAS READ THIS SEPARATION AGREEMENT. LOOSBROCK ACKNOWLEDGES THAT SHE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO ACCEPT THIS SEPARATION AGREEMENT PRIOR TO SIGNING IT. LOOSBROCK AGREES THAT THE PROVISIONS OF THIS SEPARATION AGREEMENT ARE UNDERSTANDABLE TO HER, THAT SHE HAS ENTERED INTO THIS SEPARATION AGREEMENT FREELY AND VOLUNTARILY, AND THAT SHE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SEPARATION AGREEMENT.

IN WITNESS WHEREOF, the parties have executed this Separation Agreement by their signatures below.

Dated:    April 1, 2019                          /s/ Julie M Loosbrock
Julie M. Loosbrock

Dated:      April 1, 2019                    Deluxe Corporation
By    /s/ Jeffrey L. Cotter
Its SVP, Chief Administrative Officer
& General Counsel

EXHIBIT A
SECOND RELEASE OF CLAIMS
WHEREAS, on _______, Julie M. Loosbrock (“Loosbrock”) and Deluxe Corporation (“Deluxe”) entered into a Separation and Release Agreement to effect the termination of Loosbrock’s employment with Deluxe (the “Separation Agreement”);
WHEREAS, as consideration for Deluxe’s promises and obligations under the Separation Agreement, Loosbrock agreed to sign a second release of claims on or after the Retirement Date (the “Second Release”);
NOW, THEREFORE, Loosbrock agrees as follows:
1.Release of Claims. As an inducement to Deluxe to enter into the Separation Agreement, and in exchange for the consideration provided for in the Separation Agreement, Loosbrock hereby settles any and all claims that she has or may have against Deluxe and its predecessors, successors, assigns, parents, affiliates, subsidiaries and related companies, and its and their officers, employees, agents, assigns, insurers, representatives, counsel, administrators, successors, shareholders, directors and/or other representatives (collectively, the “Released Parties”) as a result of Deluxe’s hiring of Loosbrock, Loosbrock’s employment with Deluxe, the cessation of Loosbrock’s employment with Deluxe, or any act, occurrence, or omission occurring prior to the date of this Second Release.

For the consideration expressed in the Separation Agreement, Loosbrock, on behalf of herself and her heirs, successors, representatives and assigns, hereby releases and discharges the Released Parties from any and all claims, causes of action, liabilities, damages, and right to relief of any kind that Loosbrock has or ever had against the Released Parties, known or unknown, by reason of any matter or fact giving rise to this Second Release. Loosbrock’s release of claims is intended to extend to and includes, among other things, claims of any kind arising under or based upon the Age Discrimination in Employment Act, 29 U.S.C. §§ 621, et seq.; Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e et seq.; the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; the Family and Medical Leave Act, 29 U.S.C. § 2601 et seq.; the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et seq.; the Minnesota Human Rights Act; the Women’s Economic Security Act; the Minnesota Equal Pay for Equal Work Law, Minn. Stat. §§ 181.66-181.71; Minn. § 181.81; Minn. Stat. § 176.82; Minn. Stat. §§ 181.931, 181.932, 181.935; Minn. Stat. §§ 181.940-181.944; Minn. Stat. §§ 181.950-181.957; Minn. Stat. §§ 181.961-181.966, and any other federal, state, or local law, rule, or regulation prohibiting employment discrimination or otherwise relating to employment; and any claims based upon any other theory, whether legal or equitable, arising from or related to any matter or fact arising out the events giving rise to this Second Release.
Loosbrock also agrees and understands that she is giving up any and all other claims, whether grounded in contract or tort theories, including, but not limited to: wrongful discharge; breach of contract (including, without limitation, any claims for unpaid compensation); tortious interference with contractual relations; promissory estoppel; detrimental reliance; breach of the implied covenant of good faith and fair dealing; breach of express or implied promise; breach of manuals or other policies; breach of fiduciary duty; assault; battery; fraud; false imprisonment; invasion of privacy; intentional or negligent misrepresentation; defamation, including libel, slander, discharge defamation and self-publication defamation; discharge in violation of public policy; whistleblower; intentional or negligent infliction of emotional distress; and claims for punitive damages or attorneys’ fees or any other theory, whether legal or equitable.

Additionally, nothing in this Second Release purports to release or waive claims that may not be released or waived as a matter of law; claims based on events, occurrences, or omissions that occur after the date of the Second Release; or claims related to any already vested benefits under the terms of any of Deluxe’s benefit plans. Similarly, nothing in this Second Release prevents Loosbrock from challenging the validity of this agreement or from filing any non-legally waivable claim with the Equal Employment Opportunity Commission (“EEOC”), National Labor Relations Board (“NLRB”) or comparable state or local agency or participating in any investigation or proceeding conducted by the EEOC, NLRB, or comparable state or local agency; however, Loosbrock agrees and understands that the Second Release waives all claims and rights to monetary or other recovery for any legal claims to the fullest extent permitted by law.
This Second Release does not prohibit Loosbrock from reporting possible violations of federal law or regulation to any governmental agency or entity, including, but not limited to, the Department of Justice, the Securities and Exchange Commission (“SEC”), the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Second Release requires Loosbrock to seek prior authorization of Deluxe to make any such reports or disclosures and Loosbrock does not need and is not required to notify Deluxe that she has made any such reports or disclosures. This Second Release is not intended to and does not restrict Loosbrock from seeking or obtaining an SEC whistleblower award.
Finally, Loosbrock understands that under the U.S. Defend Trade Secrets Act of 2016, she will not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of a trade secret that is made in confidence to government officials, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law, or in a complaint or other document filed in a lawsuit or other proceeding, provided such filing is made under seal. Loosbrock hereby represents that she is not aware of any violation of law as outlined in this Section.
2.Consideration Period and Advice to Consult with Counsel. Loosbrock is hereby informed that she has a period of twenty-one (21) days from Loosbrock’s date of receipt to sign this Second Release, during which time Loosbrock may consult with an attorney and consider whether to sign Second Release. Changes to this Second Release, whether material or immaterial, will not restart the running of this twenty-one (21) day acceptance period. During this time, Deluxe advises and encourages Loosbrock to consult with an attorney of her choice. To receive the consideration provided for in the Separation Agreement, Loosbrock must return a signed and dated original copy of this Second Release to: Jeffrey L. Cotter, Chief Administrative Officer, General Counsel and Senior Vice President, Deluxe Corporation, 3680 Victoria Street North, Shoreview, MN 55126.

3.Right to Revoke and Rescind. Loosbrock is hereby informed of her right to revoke this Second Release as far as it extends to potential claims under the Age Discrimination in Employment Act (“ADEA”), 29 U.S.C. §§ 621 et seq. by written notice to Deluxe within seven (7) calendar days following Loosbrock’s execution of this Second Release. Loosbrock is also informed of her right to rescind her release of claims, insofar as it extends to potential claims under the Minnesota Human Rights Act (“MHRA”), by informing Deluxe of Loosbrock’s intent to do so within fifteen (15) calendar days following her signing of this Second Release. Any such revocation or rescission must be made in writing and delivered by hand or by certified mail, return receipt requested, postmarked on or before the last day of the applicable revocation or rescission period to the representative identified in Section 2.

If Loosbrock exercises her right to revoke or rescind her release of claims under the MHRA or ADEA, Deluxe may, at its option, either nullify the Separation Agreement in its entirety, or keep it in effect in all respects other than as to that portion of the release of claims that Loosbrock has revoked or rescinded. Loosbrock agrees and understands that if Deluxe chooses to nullify the Separation Agreement in its entirety, Deluxe will have no obligations under the Separation Agreement.
4.Loosbrock Representation. LOOSBROCK AFFIRMS THAT SHE HAS READ THIS SECOND RELEASE. LOOSBROCK ACKNOWLEDGES THAT SHE WAS PROVIDED WITH A REASONABLE AND SUFFICIENT PERIOD OF TIME TO CONSIDER WHETHER TO SIGN THIS SECOND RELEASE PRIOR TO SIGNING IT. LOOSBROCK AGREES THAT THE PROVISIONS OF THIS SECOND RELEASE ARE UNDERSTANDABLE TO HER, THAT SHE HAS ENTERED INTO THIS SECOND RELEASE FREELY AND VOLUNTARILY, AND THAT SHE HEREBY WAS ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO SIGNING THIS SECOND RELEASE.

[Do not sign before last day of employment.]

Dated: _________
_________________________________
Julie M. Loosbrock

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